                                                                     EXHIBIT 4.3

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS NOTE MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN

RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS NOTE), (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS NOTE), (4) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a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c)(3) OF REGULATION S UNDER THE SECURITIES ACT)), (5) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. AN INSTITUTIONAL ACCREDITED INVESTOR HOLDING THIS SECURITY AGREES THAT IT WILL FURNISH TO THE COMPANY AND THE TRUSTEE SUCH CERTIFICATES AND OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT ANY TRANSFER BY IT OF THIS NOTE COMPLIES WITH THE FOREGOING RESTRICTIONS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) PURCHASING FROM A PERSON NOT PARTICIPATING IN THE INITIAL DISTRIBUTION OF THIS SECURITY (OR ANY PREDECESSOR SECURITY), THAT IT IS AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT AND THAT IT IS HOLDING THIS NOTE FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION OR (3) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (o)(2) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT.

No. 1                                                          up to $75,000,000

                   Floating Rate Callable Security due 2008

                                                            CUSIP No. U6069M AB9

          MJD COMMUNICATIONS, INC., a Delaware corporation, promises to pay to Cede & Co., or registered assigns, on May 1, 1998, the principal sum as set forth on the Schedule of Increases and Decreases annexed hereto.

          Interest Payment Dates: May 1 and November 1.

          Record Dates:  April 15 and October 15.

          Additional provisions of this Security are set forth on the other side of this Security.


          IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.


Dated:  May 5, 1998

                                  MJD COMMUNICATIONS, INC.

                                    by


                                       Name:
                                       Title:

                                    by


                                       Name:
                                       Title:


[CORPORATE SEAL]


TRUSTEE'S CERTIFICATE OF
     AUTHENTICATION

UNITED STATES TRUST COMPANY OF NEW YORK,

     as Trustee, certifies
     that this is one of
     the Securities referred
     to in the Indenture.


By:_________________________
     Authorized Signatory

                   Floating Rate Callable Security due 2008

1.  Interest
    --------

          (a) MJD Communications, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum, reset semiannually, equal to LIBOR plus 418.75 basis points, as determined by the calculation agent (the "Calculation Agent"), which shall initially be the Trustee. The Company will pay interest semiannually on May 1 and November 1 of each year commencing November 1, 1998. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 5, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the rate borne by the Securities to the extent lawful.

          "LIBOR", with respect to an Interest Period, means the rate (expressed as a percentage per annum) for deposits in United States dollars for a six-month period beginning on the second London Banking Day after the Determination Date that appears on Telerate Page 3750 as of 11:00 a.m., London time, on the Determination Date. If Telerate Page 3750 does not include such a rate or is unavailable on a Determination Date, LIBOR for the Interest Period shall be the arithmetic mean of the rates (expressed as a percentage per annum) for deposits in a Representative Amount in United States dollars for a six-month period beginning on the second London Banking Day after the Determination Date that appears on Reuters Screen LIBO Page as of 11:00 a.m., London time, on the Determination Date. If Reuters Screen LIBO Page does not include two or more rates or is unavailable on a Determination Date, the Company, shall request the principal London office of each of four major banks in the London interbank market, as selected by the Company, to provide such bank's offered quotation (expressed as a percentage per annum), as of approximately 11:00 a.m., London time, on such Determination Date, to prime banks in the London interbank market for deposits in a Representative Amount in United States dollars for a six-month period beginning on the second London Banking Day after the Determination Date. If at least two such offered quotations are so provided, LIBOR for the Interest Period shall be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the Calculation Agent shall request each of three major banks in New York City, as selected by the Company, to provide such bank's rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York City time, on such Determination Date, for loans in a Representative Amount in United States dollars to leading European banks for a six-month period beginning on the second London Banking Day after the Determination Date. If at least two such rates are so provided, LIBOR for the Interest Period will be the arithmetic mean of such rates. If fewer than two such rates are so provided, then LIBOR for the Interest Period will be LIBOR in effect with respect to the immediately preceding Interest Period.

          "Determination Date," with respect to an Interest Period, means the second London Banking Day preceding the first day of the Interest Period.

          "Interest Period" means the period commencing on and including an interest payment date and ending on and including the day immediately preceding the next succeeding interest payment date, with the exception that the first Interest Period shall commence on and include May 5, 1998.

          "London Banking Day" means any day in which dealings in United States dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

          "Representative Amount" means a principal amount of not less than U.S.$1,000,000 for a single transaction in the relevant market at the relevant time.

          "Telerate Page 3750" means the display designated as "Page 3750" on the Dow Jones Telerate Service (or such other page as may replace Page 3750 on that service).

          "Reuters Screen LIBO Page" means the display designated as page "LIBO" on The Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service).

          The amount of interest for each day that the Floating Rate Securities are outstanding (the "Daily Interest Amount") will be calculated by dividing the interest rate in effect for such day by 360 and multiplying the result by the principal amount of the Floating Rate Securities. The amount of interest to be paid on the Floating Rate Securities for each Interest Period will be calculated by adding the Daily Interest Amounts for each day in the Interest Period.

          All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% being rounded to 9.87655%), and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

          The interest rate on the Floating Rate Securities will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application. Under current New York law, the maximum rate of interest is 25.0% per annum on a simple interest basis. This limit may not apply to Floating Rate Securities in which a Holder has invested $2.5 million or more.

          The Calculation Agent will, upon the request of the Holder of any Floating Rate Security, provide the interest rate then in effect with respect to the Floating Rate Securities. All calculations made by the Calculation Agent in the absence of manifest error will be conclusive for all purposes and binding on the Company and the Holders of the Floating Rate Securities.

          (b) Additional Interest.  The holder of this Security is entitled to
              -------------------
the benefits of a Registration Agreement, dated April 30, 1998, among the Company and the Purchasers named therein (the "Registration Agreement"). Capitalized terms used in this paragraph (b) but not defined herein have the meanings assigned to them in the Registration Agreement. In the event that (i) neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been filed with the Commission on or prior to the 60th day following the date of the original issuance of the Securities, (ii) the Exchange Offer Registration Statement has not been declared effective on or prior to the 150th day following the date of the original issuance of the Securities, (iii) neither the Registered Exchange Offer has been consummated nor the Shelf Registration Statement has been declared effective on or prior to the 180th day following the date of the original issuance of the Securities, or (iv) after either the Exchange Offer Registration Statement or the Shelf Registration Statement has been declared effective, such Registration Statement thereafter ceases to be effective or usable (subject to certain exceptions) in connection with resales of the Securities at any time that the Company is obligated to maintain the effectiveness thereof pursuant to the Registration Agreement (each such event referred to in clauses (i) through (iv) above being referred to herein as a "Registration Default"), interest (the "Additional Interest") shall accrue (in addition to stated interest on the Securities) from and including the date on which the first such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured, at a rate per annum equal to 0.50% of the principal amount of the Securities; provided, however,
                                                          --------  -------
that such rate per annum shall increase by 0.25% per annum from and including the 91st day after the first such Registration Default (and each successive 91st day thereafter) unless and until all Registration Defaults have been cured; provided further, however, that in no event shall the Additional Interest accrue
----------------  -------
at a rate in excess of 1.50% per annum. The Additional Interest will be payable in cash semiannually in arrears each May 1 and November 1.

2.  Method of Payment
    -----------------

          The Company will pay interest on the Securities to the Persons who are registered holders of Securities at the close of business on the April 15 or October 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Defaulted interest will be paid in the manner set forth in the Indenture. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Security (including principal, premium and interest), by mailing a check to the registered address of each Holder thereof; provided, however, that
                                                        --------  -------
payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.  Paying Agent and Registrar
    --------------------------

          Initially, United States Trust Company of New York (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.  Indenture
    ---------

          The Company issued the Securities under an Indenture dated as of May 5, 1998 (the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. (S)(S)
                                                              ------
77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

          The Securities are senior subordinated, unsecured obligations of the Company limited to $300,000,000 aggregate principal amount at any one time outstanding (subject to Sections 2.01 and 2.08 of the Indenture). This Security is one of the Initial Floating Rate Notes referred to in the Indenture, and is one of the Original Floating Rate Securities issued in an aggregate principal amount of $75,000,000. The Securities include the Original Floating Rate Securities, the Original Fixed Rate Securities, up to an aggregate principal amount of $100,000,000 additional Initial Securities issued under the Indenture and any Exchange Securities issued in Exchange for the Initial Securities. The Original Securities, the additional Initial Securities and the Exchange Securities are treated as a single class of securities under the Indenture, without regard (subject to certain exceptions set forth in the Indenture) to whether such Securities are Fixed Rate Securities or Floating Rate Securities. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Debt, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, issue or sell shares of capital stock of such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens, make Asset Sales and enter into lines of business other than the Telecommunications Business. The Indenture also imposes limitations on the ability of the Company to consolidate or merge with or into any other Person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of the Property of the Company.

5.  Optional Redemption
    -------------------

          The Floating Rate Securities will be redeemable, in whole or in part, at any time and from time to time, at the option of the Company upon not less than 30 nor more than 60 days' prior notice, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on May 1 of the years set forth below:

Period                 Redemption Price
------                 -----------------
1998 .........................  105.000%
1999 .........................  104.000%
2000 .........................  103.000%
2001 .........................  102.000%
2002 .........................  101.000%
2003 and thereafter ..........  100.000%

6.   Sinking Fund
     ------------

          The Securities are not subject to any sinking fund.

7.   Notice of Redemption
     --------------------

          Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his or her registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

8.   Subordination
     -------------

          The Securities are subordinated to Senior Debt of the Company. To the extent provided in the Indenture, Senior Debt of the Company must be paid before the Securities may be paid. The Company agrees, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

9.   Repurchase of Securities at the Option of Holders upon Change of Control or
     ---------------------------------------------------------------------------
     Failure to Consummate the Acquisition of Ellensburg
     ---------------------------------------------------

          Upon a Change of Control, any Holder of Securities will have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part of the Securities of such Holder at a purchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.

          If the Company's acquisition of Ellensburg Telephone Company is not consummated within 10 days after the Issue Date (or such longer period as is permitted by certain lenders specified in the Indenture, but in no case longer than 120 days from the Issue Date) (the "Cut-off Date"), each Holder of the Original Securities shall have the right to require the Company to repurchase a portion of such Holder's Original Securities pursuant to the terms, and in the amounts, set forth in the Indenture at a purchase price equal to 100.0% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

10.  Denominations; Transfer; Exchange
     ---------------------------------

          The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed or 15 days before an interest payment date.

11.  Persons Deemed Owners
     ---------------------

          The registered Holder of this Security may be treated as the owner of it for all purposes.

12.  Unclaimed Money
     ---------------

          If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

13.  Discharge and Defeasance
     ------------------------

          Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

14.  Amendment, Waiver
     -----------------

          Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended without prior notice to any Securityholder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities (such majority, in the case of both (i) and (ii), to be determined with the Holders of the Fixed Rate Securities and the Holders of the Floating Rate Securities voting together as a single class on all matters). Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of Securities, the Company and the Trustee may amend the Indenture or the Securities (i) to cure any ambiguity, omission, defect or inconsistency;
(ii) to comply with Article 5 of the Indenture; (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities;
(iv) to make certain changes in the subordination provisions; (v) to add Guarantees with respect to the Securities; (vi) to secure the Securities; (vii) to add additional covenants or to surrender rights and powers conferred on the Company; (viii) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; or (ix) to make any change that does not adversely affect the rights of any Securityholder.

15.  Defaults and Remedies
     ---------------------

          If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding (to be determined with all Fixed Rate Securities and all Floating Rate Securities voting together as a single class), subject to certain limitations, may declare all the Securities to be immediately due and payable. Certain events of bankruptcy or insolvency are Events of Default and shall result in the Securities being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

          Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding (to be determined with all Fixed Rate Securities and all Floating Rate Securities voting together as a single class) may direct the Trustee in its exercise of any trust or power under the Indenture. The Holders of a majority in aggregate principal amount of the Securities then outstanding (to be determined with all Fixed Rate Securities and all Floating Rate Securities voting together as a single class), by written notice to the Trustee and the Company, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

16.  Trustee Dealings with the Company
     ---------------------------------

          Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securi ties and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may other wise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.  No Recourse Against Others
     --------------------------

          A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

18.  Authentication
     --------------

          This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19.  Abbreviations
     -------------

          Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

20.  Governing Law
     -------------

          THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITH OUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

21.  CUSIP Numbers
     -------------

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          THE COMPANY WILL FURNISH TO ANY HOLDER OF SECURITIES UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE HOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS SECURITY.

                                ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to


   (Print or type assignee's name, address and zip code)

   (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint                           agent to transfer this
Security on the books of the Company. The agent may substitute another to act for him.


____________________________________________________________

Date: ________________ Your Signature: _____________________


____________________________________________________________
Sign exactly as your name appears on the other side of this Security.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act of 1933 after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

   (1)  [_] to the Company; or

   (2) [_] pursuant to an effective registration statement under the Securities Act of 1933; or

   (3) [_] inside the United States to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

   (4) [_] outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

   (5) [_] to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee or the Company); or

   (6) [_] pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

   Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4),
                                             --------  -------
   (5) or (6) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.



                                      ________________________
                                           Your Signature

Signature Guarantee:

Date: _____________________           ________________________
Signature must be guaranteed            Signature of Signature

by a participant in a                   Guarantee
recognized signature guaranty
medallion program or other
signature guarantor acceptable
to the Trustee

____________________________________________________________

             TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

          The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated: ________________       ______________________________
                              NOTICE:  To be executed by
                                        an executive officer

                     [TO BE ATTACHED TO GLOBAL SECURITIES]

             SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

          The initial principal amount of this Global Security is $0. The following increases or decreases in this Global Security have been made:

                                                                            Signature of
                Amount of           Amount of         Principal amount      authorized
                decrease            increase          of this Global        signatory of
                in Principal        in Principal      Security following    Trustee or
Date of         Amount of this      Amount of this    such decrease or      Securities
Exchange        Global Security     Global Security   increase              Custodian

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Security purchased by the Company pursuant to Section 4.07, 4.14 or 4.15 of the Indenture, check the box:
                               ___
                              /  /
                              ---

          If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.07, 4.14 or 4.15 of the Indenture, state the amount:
$


Date: __________________ Your Signature: __________________
                         (Sign exactly as your name appears
                           on the other side of  the Security)


Signature Guarantee:_______________________________________
                    Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee